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                                    EXHIBIT C

                             JOINT FILING AGREEMENT

                    The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Seven Seas Petroleum Inc. dated as of March 6, 1998 is, and any amendments thereto (including amendments on Schedule
13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Date:  March 6, 1998                    SOROS FUND MANAGEMENT LLC

                                        By:  /S/ MICHAEL C. NEUS
                                             ----------------------------------
                                             Michael C. Neus
                                             Assistant General Counsel


Date:  March 6, 1998                    GEORGE SOROS

                                        By:  /S/ MICHAEL C. NEUS
                                             ----------------------------------
                                             Michael C. Neus
                                             Attorney-in-Fact


Date:  March 6, 1998                    STANLEY F. DRUCKENMILLER

                                        By:  /S/ MICHAEL C. NEUS
                                             ----------------------------------
                                             Michael C. Neus
                                             Attorney-in-Fact


Date:  March 6, 1998                    DUQUESNE CAPITAL MANAGEMENT, L.L.C.

                                        By:  /S/ GERALD KERNER
                                             ----------------------------------
                                             Gerald Kerner
                                             Managing Director